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                                                                     Exhibit J.2

              CONSENT OF FROST BROWN TODD LLC, COUNSEL TO THE FUND

We consent to the references to our firm in the Prospectus and Statement of Additional Information and to the incorporation by reference in the Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A, No. 33-43177; 811-6423) and related Prospectus of Hilliard Lyons Growth Fund, Inc. of our opinion previously filed on May 4, 1999 with Post-Effective Amendment No. 11 to the Registrant's Registration Statement.


                                          FROST BROWN TODD LLC


                                          /s/ FROST BROWN TODD LLC
                                          ---------------------------


Louisville, Kentucky
April 17, 2003